U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2/A-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
UNIBIO, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	TBA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3990 Warren Way Reno, Nevada 89509	Business First Formations, Inc. 3702 S. Virginia St., #G12-401 Reno, NV 89502
(Name and address of principal executive offices)	(Name, address and telephone of agent for service)

Registrant's telephone number, including area code: 702-859-3185

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE
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TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE(3)
Common Stock	900,000 shares	$0.02	$18,000.00	$2.28
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(1)	This price was arbitrarily determined by Unibio, Inc. based upon the most recent offering price.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	Previously paid.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 East Warm Springs Rd., Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100

SUBJECT TO COMPLETION, Dated February 15, 2006

PROSPECTUS
UNIBIO, INC.
900,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 900,000 shares of common stock offered through this prospectus. The shares being sold constitute approximately 45% of the total outstanding shares of our common stock. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.02 per share. This offering will expire in six months unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional 90 days.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$18,000	None	$18,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: February 15, 2006

Page
Prospectus Summary	4
Risk Factors	6
Risks Associated With Our Financial Condition	6
Because we have had minimal revenues from operations, if we are not able to generate material revenues we may be forced to scale back or cease operations or our business operations may fail.	6
Because we are in the early development of our company and have only generated limited revenues since our incorporation, there is substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' report in connection with our audited financial statements.	6
If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.	6
If we are unable to complete the development of an effective containment system successfully, we will be unable to achieve our business plan.	7
If we encounter problems or delays in the research, development of our proposed gene containment system, we may not be able to raise sufficient capital to finance our operations during the period required to resolve the problems or delays.	7
Risks Related to Our Business Model	8
Because transgenic technology itself is in a relatively early stage, and our proposed technology would build on transgenic technology, if the market does not accept transgenic technology, our products may not be commercially viable.	8
Because there are public concerns about genetic engineering in crops, our business may not be accepted in the marketplace	8
Because we have no patents or proprietary rights at this time, we risk losing rights to our proposed technologies, nor is it guaranteed that our research may lead to patents and proprietary rights.	8
If we do not keep pace with our competitors and with market changes, our products may become obsolete and our business may suffer.	9
Because we depend to a significant extent on certain key personnel, the loss of these persons may materially and adversely affect our company.	9
If we get sued, potential product liability claims could adversely affect our future earnings and financial condition.	9
Because our officers, directors and principal shareholders control a substantial amount of our common stock, investors may have little or no control over our management or other matters requiring shareholder approval.	9
Because our officers and directors are engaged in other activities, they may not be able to devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.	10
If our company expends its business, we may be unable to manage growth effectively.	10
New legislation, including the Sarbanes-Oxley Act of 2002, may increase our costs to remain in compliance with the federal securities regulations make it more costly for us to retain or attract officers and directors.	10
Risks Related To Conducting Business in China	10
If we are unable to adapt to a number of risks associated with conducting business in China, our business may be negatively affected.	10
Risks associated with our common stock	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	11

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	11
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	12
If our shares are quoted on the over-the-counter bulletin board we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	12
Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.	12
Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.	12
Forward-Looking Statements	13
Use of Proceeds	14
Determination of Offering Price	14
Dilution	14
Selling Shareholders	14
Plan of Distribution	17
Legal Proceedings	19
Management	19
Security Ownership of Certain Beneficial Owners and Management	20
Description of Securities	21
Interest of Named Experts and Counsel	21
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	22
Organization Within the Last Five Years	22
Description of Business	23
Plan of Operation	30
Description of Property	32
Certain Relationships and Related Transactions	32
Market for Common Equity and Related Stockholder Matters	33
Executive Compensation	35
Financial Statements	36
Changes in and Disagreements with Accountants	38
Available Information	38

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section and the documents and information incorporated by reference into it.

Our Business

We are in the business of developing a technology for confining the proliferation of genetically modified crops by eliminating their viable seeds and/or pollen. Our molecular biotechnology uses a two-component system for confining the spread of genetically modified crops, such as rice, corn, canola, soybean, and others. We are still working on developing this technology and are currently undergoing DNA testing. Although the methods we are establishing should apply to all crops, we have not yet field tested our technology or demonstrated its effectiveness on any crops. Thus, it is our belief, still yet unproven, that this technology can be used for limiting the production of certain types of seeds and/or pollen and making such nonviable. If effective, our technology will work in stems and leaves and actually prevent plants from seeding or pollinating.

There are two potential uses for our proposed technology. First, there exists the possibility of the novel industrial or pharmaceutical molecules produced in genetically modified plants, or components derived from them, contaminating the environment and food chains. If genes from modified crops flow from cultivated crops into the wild, they have the potential to turn wild populations into aggressive weeds. This process is known as gene contamination. Second, developers are concerned about securing the Intellectual Property derived from genetically altered crops. In certain instances, developers want to prevent seed reproduction in their altered crops that would otherwise get into the hands of farmers free of charge. Our proposed technology will prevent that from happening.

We are a development stage company and have not generated any sales to date. We are in the initial stages of developing our core theory, have very limited cash resources and are in need of substantial additional capital to execute our business plan. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

Our principal executive offices are located at 3990 Warren Way, Reno, NV 89509 and our telephone number is (778) 859-3185. Our operation office is located at 125 Kaixuan Rd., Changning District, Shanghai, China.

The Offering

Securities Being Offered	Up to 900,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.02 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issues and to be Issued
2,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Plan of Operation" of this Prospectus.

For the period from Feb. 2, 2005 (inception) to ended Nov. 30, 2005 (audited)
Revenue	$0
Net Loss for the Period	$10,039
Loss Per Share - basic and diluted	$0.01
At November 30, 2005
Working Capital	$34,961
Total Assets	$39,961
Total Stockholders' Equity	$34,961
Deficit Accumulated in the Development Stage	$10,039

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks associated with our financial condition

Because we have had minimal revenues from operations, if we are not able to generate material revenues we may be forced to scale back or cease operations or our business operations may fail.

To date, we have not generated any revenues from operations and we have been dependent on sales of our equity securities to meet our cash requirements. We incurred a loss of $10,039 for the period ended November 30, 2005. As of November 30, 2005, we had a working capital of $34,961. We do not expect positive cash flow from operations in the near term. In August of 2005, we received an aggregate of $40,000 gross proceeds from private placement financings in which we sold shares of our common stock. We have estimated that we will require between $48,000 and $58,000 to carry out our business plan for the twelve months. Because we cannot anticipate when we will be able to generate significant revenues, we will need to raise additional funds to continue to develop our proposed gene containment system. If we are not able to generate significant revenues from the sale or licensing of our proposed gene containment system, we will not be able to maintain our operations or achieve a profitable level of operations.

Because we are in the early development of our company and have only generated limited revenues since our incorporation, there is substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' report in connection with our audited financial statements.

We are in the development stage and have generated minimal revenues since our inception on February 2, 2005. Since we are still in the early stages of developing our company and because of the lack of business operations, our independent auditors' report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without revenues for the foreseeable future. In August 2005, we raised $40,000 through the sale of shares of our common stock. We will be able to maintain our operations at their present level until late 2006. Our primary source of funds has been the sale of our common stock. We cannot assure that we will be able to generate enough interest in our proposed gene containment system. If we cannot attract a significant number customers, we will not be able to general any significant revenues or income. In addition, if we are unable to establish and generate material revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the financial statements for the period ended November 30, 2005.

If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.

We intend to spend $48,000 to $58,000 in the next twelve months. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our products and our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

We anticipate that the funds we have raised in the last private placements may be sufficient to satisfy our cash requirements for the balance of the year ended 2005. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

1.	we incur unexpected costs in developing our products or encounter any unexpected technical or other difficulties;

2.	we incur delays and additional expenses as a result of research and development failures;

3.	we are unable to create a substantial market for our products; or

4.	we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could prevent us from pursuing our business plan for the development of our gene containment system and ultimately achieve a profitable level of such operations.

We will depend almost exclusively on outside capital to pay for the continued development and marketing of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our gene containment system research and so may be forced to scale back or cease operations or discontinue our business.

If we are unable to complete the development of an effective containment system successfully, we will be unable to achieve our business plan.

We are engaged in the business of developing a gene containment system. Our gene containment system is in the development stage. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon our ability to develop a gene containment system, which will require significant additional research and development as well as substantial plant trials, which may not be successful.

If we encounter problems or delays in the research, development of our proposed gene containment system, we may not be able to raise sufficient capital to finance our operations during the period required to resolve the problems or delays.

Our gene containment system is currently in the development stage and we anticipate that we will continue to incur operating expenses without significant revenues until we have successfully completed all necessary research. We, and any of our potential collaborators, may encounter problems and delays relating to research and development of our system. Our research and development programs may not be successful, and our gene containment system may not provide the expected results. Our gene containment system may not prove to be safe and efficacious. If any of these events occur, we may not have adequate resources to continue operations and we may not be able to raise capital to finance our continued operations during the period required for resolution of these issues. Accordingly, we may be forced to discontinue or suspend our operations.

Risks related to our business model

Because transgenic technology itself is in a relatively early stage, and our proposed technology would build on transgenic technology, if the market does not accept transgenic technology, our products may not be commercially viable.

As discussed in the Description of Business section of this Prospectus, transgenic technology is a process used to alter the genetic pattern of living orgasms, such as agricultural life. This technology itself is in a relatively early stage, and has not been fully accepted in the industry. Our technology would be used to prevent contamination caused by transgenic technology that would otherwise infiltrate the environment. Developing products used in connection with transgenic technology is subject to significant technological risks. Most of our products are in the early development stage. Each DNA construct is unique and it is possible that it might not be expressed in the transgenic crops at a level that is commercially viable.

Even if our products are successfully developed, they may not enjoy commercial acceptance or success, which would adversely affect our business and results of operations. Several factors could limit our success, including:

à	limited market acceptance among our customer base;

à	our inability to access a sales force capable of marketing the product, either through a third party contract sales force or by establishing our own internal sales force;

à	our inability to supply a sufficient amount of product to meet market demand; and

à	the number and relative efficacy of competitive products that may subsequently enter the market;

Our research and development efforts are primarily directed to develop the gene containment system which can be used for limiting the production of seeds or making seeds nonviable. Our products may not be accepted by the marketplace as readily as competing processes and methodologies. Additionally, our proposed gene containment system may not be employed in all potential applications being investigated, and any reduction in applications would limit the market acceptance of our products and our potential revenues. It is possible that research and discoveries by others could render our technologies obsolete or uncompetitive. As a result, we cannot be certain that our gene containment system will be adopted at a level that would allow us to operate profitably.

Because there are public concerns about genetic engineering in crops, our business may not be accepted in the marketplace

Our activities involve genetic engineering in crops. The success of our potential commercial products will depend in part on public acceptance of the use of genetic engineering. Public attitudes may be influenced by claims that these types of activities are unsafe and our products may not gain the acceptance of the public or the medical community. Negative public reaction to genetic engineering activities in general could result in restrictive legislation or depressed demand for our products which could impede our ability to conduct our business efficiently, delay preclinical studies or future clinical trials, or prevent us from commercializing our proposed gene containment products.

Because we have no patents or proprietary rights at this time, we risk losing rights to our proposed technologies, nor is it guaranteed that our research may lead to patents and proprietary rights.

Our success will partly depend on our ability to obtain and maintain patent or other proprietary protection for our technologies, products and processes such as:

à	compositions of matter or processes;

à	processes developed by our employees; or

à	use of compositions of matter discovered through our technology.

We may not be able to obtain the necessary proprietary protection. Our success will also depend on our ability to operate without infringement of proprietary rights of other parties. Legal standards relating to the validity of patents covering pharmaceutical and biotechnological inventions and the scope of claims made under these patents are still developing. There is no consistent policy regarding the breadth of claims allowed in biotechnology patents. The patent position of a biotechnology company is highly uncertain and involves complex legal and factual questions.

If we do not keep pace with our competitors and with market changes, our products may become obsolete and our business may suffer.

The market for our products is very competitive, and is subject to rapid market changes. We believe that there are potentially many competitive approaches being pursued in competition to our products, including some by private companies for which information is difficult to obtain.

Many of our competitors have significantly greater financial, research and development resources, more product candidates and have developed product candidates and processes that directly compete with our products. Our competitors may have developed, or could in the future develop, new products that compete with our gene containment system or even render our gene containment system obsolete. Our products are designed to genetically confine a crop by eliminating viable seeds and/or pollen. Even if we are able to demonstrate improved or equivalent results, researchers and practitioners may not use our products and we will suffer a competitive disadvantage. Finally, to the extent that others develop new products that address the targeted application for our proposed gene containment system, our business will suffer.

Because we depend to a significant extent on certain key personnel, the loss of these persons may materially and adversely affect our company.

Our success depends to a significant extent on the continued services of certain highly qualified scientific individuals, specifically our director and Chief Financial Officer, Dianxiang Wu, and our director, Chief Technology Officer, Dr. Jianhua Xue. These persons are vital to our organization and without their assistance in researching and developing our proposed gene containment system, our business will fail.

Should we need to retain further qualified personnel, we face competition for such qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of service of any of our directors could have a material adverse effect on our operations or financial condition. In the event of the loss of services of our directors, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key person insurance on the lives of any of our officers or employees.

We also rely on trade secrets and non-patentable know-how that we will seek to protect, in part, by confidentiality agreements with our employees, consultants, suppliers and licensees. These agreements may be breached, and we might not have adequate remedies for any breach. If this were to occur, our business and competitive position would suffer.

If we are sued, potential product liability claims could adversely affect our future earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the use of our proposed gene containment system. As a result, we may incur significant product liability exposure. We may not be able to maintain adequate levels of insurance at reasonable cost and/or reasonable terms. At this present time, we do not maintain any insurance to cover these potential claims. In the event we decide to obtain insurance coverage, excessive insurance costs or uninsured claims would add to our future operating expenses and adversely affect our financial condition.

Because our officers, directors and principal shareholders control a substantial amount of our common stock, investors may have little or no control over our management or other matters requiring shareholder approval.

Our officers and directors and their affiliates, in the aggregate, beneficially own 55% of issued and outstanding shares of our common stock.

As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders may effectively control the company, investors may not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because our officers and directors are engaged in other activities, they may not be able to devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Mr. Dianxiang Wu, our President, is also serving as manager of Sumitomo Group. We expect Mr. Wu to spend approximately 10 to 20 hours a week on the business of our company. Mr. Jianhua Xue, our Chief Technology Officer and one of our directors, also currently works as Professor in Tongji University, Shanghai, China. We expect Mr. Xue to spend approximately 20 hours a week on the business of our company. As a result, demands for the time and attention from our directors and officers from us and other entities may conflict from time to time. Because we rely primarily on our directors and officers to maintain our business contacts and to promote our business, their limited devotion of time and attention to our business may hurt the operation of our business.

If our company expends its business, we may be unable to manage growth effectively.

The Company hopes to significantly expand its business. Such anticipated expansion will likely place further demands on the Company's existing management and operations. The Company's future growth and profitability will depend, in part, on its ability to successfully manage a growing sales force and implement management and operating systems which react efficiently and timely to short and long-term trends or changes in its business. There can be no assurance that the Company will be able to effectively manage any expansion of its business.

New legislation, including the Sarbanes-Oxley Act of 2002, may increase our cost to remain in compliance with the federal securities regulations make it more costly for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and will incur increased costs to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks related to conducting business in China

If we are unable to adapt to a number of risks associated with conducting business in China, our business may be negatively affected.

Our business will be conducted in China. As such, there may be political instability that may affect the general business climate in China.

Conducting business in China may subject our company to additional risks, including, among other things, imposition of quotas or trade sanctions, decline in the value of the United States dollar against local currencies causing an effective increase in the cost of finished products, and the political instability between China and its neighboring countries. We cannot predict the effect that such factors will have on business arrangements with China, but any such development could have a material adverse effect on us.

While China's economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises. Still a substantial portion of productive assets in China are owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Our business could be adversely affected by a change in these policies.

To summarize, the following are some of the risks inherent in doing business internationally:

à	regulatory limitations imposed by foreign governments;

à	fluctuations in currency exchange rates;

à	political, military and terrorist risks;

à	disruptions or delays in materials caused by customs brokers or government agencies;

à	unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers;

à	difficulties in staffing and managing foreign operations; and

à	potentially adverse tax consequences resulting from changes in tax laws.

If future operations are negatively affected by these changes, our business may suffer.

Risks associated with our common stock

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 900,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

The outstanding shares of common stock covered by this prospectus represent approximately 45% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock, of which 2,000,000 shares are issued and outstanding. Consequently, the stockholders may experience dilution in their ownership of UNIBIO in the future.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. All proceeds from the sales of the common stock will go to the respective selling shareholders. We will not receive any proceeds from the resale of the common stock by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

SELLING SHAREHOLDERS

Shares of common stock are being offered by the selling shareholders listed in the table below. We issued the shares of common stock in a private placement transaction exempt from registration under the Securities Act pursuant to Regulation S.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of December 31, 2005 including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered by each;

3.	the total number of shares that will be owned by each upon completion of the offering;

4.	the percentage owned by each upon completion of the offering; and

5.	the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,000,000 shares of common stock outstanding on December 31, 2005.

Name of Selling Shareholder	Number of Shares Owned by Selling Shareholder Before Offering	Total Number of Shares That Are to be Offered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding
			# of Shares	% of Class
Qi Li	25,000	25,000	0	0%
Yinghui Cai	25,000	25,000	0	0%
Wenxue Zhang	25,000	25,000	0	0%
Shaochun Sui	25,000	25,000	0	0%
Shaolin Hu	25,000	25,000	0	0%
Zhidong Li	25,000	25,000	0	0%
Yawei Li	25,000	25,000	0	0%
Han Li	25,000	25,000	0	0%
Zhiguo Liu	25,000	25,000	0	0%
Limin Kang	25,000	25,000	0	0%
Jiazhan Tian	25,000	25,000	0	0%
Zhenjiang Zhang	25,000	25,000	0	0%
Lunxuan Wang	25,000	25,000	0	0%
Feng Guo	25,000	25,000	0	0%
Xiang Liao	25,000	25,000	0	0%
Mingcun Wang	25,000	25,000	0	0%
Ruyan Zhen	25,000	25,000	0	0%
Yuxiu Zhen	25,000	25,000	0	0%
Zheng Gao	25,000	25,000	0	0%
Chang Liang	25,000	25,000	0	0%
Chun Yu	25,000	25,000	0	0%

Name of Selling Shareholder	Number of Shares Owned by Selling Shareholder Before Offering	Total Number of Shares That Are to Offered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding
Jiandong Zhang	25,000	25,000	0	0%
Tang Song	25,000	25,000	0	0%
Kun Liu	25,000	25,000	0	0%
Hao Chen	25,000	25,000	0	0%
Chao Kang	25,000	25,000	0	0%
Yan Xu	25,000	25,000	0	0%
Zhilin Ma	25,000	25,000	0	0%
Zhiming Ma	25,000	25,000	0	0%
Yin Liu	25,000	25,000	0	0%
Pingping Zhu	25,000	25,000	0	0%
Rong Zhou	25,000	25,000	0	0%
Min Zhou	25,000	25,000	0	0%
Rao Hu	25,000	25,000	0	0%
Dazhi Zhang	25,000	25,000	0	0%
Changhu Wei	25,000	25,000	0	0%

None of the selling shareholders;

1.	has had a material relationship with us other than as a shareholder at any time within the past three years, or;

2.	has been one of our officers or directors.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling shareholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares of common stock may be sold by the selling shareholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) a combination of any aforementioned methods of sale; and

(g) any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling shareholders if such broker-dealer is unable to sell the shares on behalf of the selling shareholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale’s, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Before the involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling shareholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

If the selling shareholders enter into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, and to the extent required under the Securities Act, we will file a post effective amendment to this registration statement to disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We will also file the agreement between the selling shareholders and the broker-dealer as an exhibit to this registration statement.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling shareholders are distribution participants and we, under certain circumstances, may be a distribution participant, Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

(1) adequate current public information with respect to the issuer must be available;

(2) restricted securities must meet a one year holding period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer (because our selling security holders paid the full purchase price for the shares of our common stock covered by this registration statement on August 20, 2005, the shares of our common stock covered by this registration statement has met the one year holding period);

(3) sales of restricted or other securities sold for the account of an affiliate, and sales of restricted securities by a non-affiliate, during any three month period, cannot exceed the greater of (a) 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; or (b) the average weekly trading volume reported on all exchanges and through a automated inter-dealer quotation system for the four weeks preceding the filing of the Notice in Form 144;

(4) the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

(5) If the amount of securities to be sold pursuant to Rule 144 during any three month period exceeds 500 shares/units or has an aggregate sale price in excess of $10,000, the selling security holder must file a notice in Form 144 with the Commission.

The current information requirement listed in (1) above, the volume limitations listed in (3) above, the requirement for sale pursuant to broker's transactions listed in (4) above, and the Form 144 notice filing requirement listed in (5) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least two years has elapsed from the date the securities were acquired from the issuer or from an affiliate. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement on August 30, 2007.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or have a material interest adverse to us.

MANAGEMENT

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Dianxiang Wu	President ,Director, Treasure (Principal Accounting Officer) and Secretary	29	President ,Director, Treasure (Principal Accounting Officer) and Secretary since February 2, 2005
Jianhua Xue	Director and Chief Technology Officer	36	Director and Chief Technology Officer since February 2, 2005

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment was carried out.

Dianxiang Wu, President, Director, Treasure (Principal Accounting Officer) and Secretary. Mr. Wu is a co-founder of UNIBIO, has served as our President, Treasurer (Principal Accounting Officer), Secretary and one of our directors from our inception on February 2, 2005. Since 2005, Mr. Wu served as a manager in the biotech products department of Sumitomo Corp. in Osaka, Japan. From 2000 to 2004, Mr. Wu served as a director, Chief Technology Officer of Coagents Technologies, a private system integration company in Shanghai China. From 1997 to 2000, Mr. Wu was a Graduate Student of University of Shanghai. He holds BA and MSc degree from University of British Columbia.

Jianhua Xue, Director and Chief Technology Officer. Mr. Xue has served as our Chief Technical Officer and as one of our directors since February 2, 2005. From 1993 to 2004, Mr. Xue served as a vice professor of Department of Botany, Tongji University in Shanghai. He holds a bachelor, master and PHD degree from Zhejiang University in Hangzhou, China.

Committees of the Board

We do not have an audit or compensation committee at this time.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

There are no arrangements or understandings between any two or more directors or executive officers, pursuant to which he/she was selected to be a director or executive officer. None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

à	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
à	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
à
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or

à
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Dianxiang Wu	550,000 common shares	27.5%
Jianhua Xue	550,000 common shares	27.5%
Directors and Executive Officers as a Group	1,100,000 common shares	55%

(1) Based on 2,000,000 shares of common stock issued and outstanding as of December 31, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Changes in Control

We are unaware of any contract or other arrangements of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock with a $0.001 par value. As of December 31, 2005, there were 2,000,000 shares of common stock issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of UNIBIO, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding our common stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Dale Matheson Carr-Hilton Labonte, independent chartered accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.

Dale Matheson Carr-Hilton Labonte has presented their report with respect to our audited financial statements. The report of Dale Matheson Carr-Hilton Labonte is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN THE LAST FIVE YEARS

UNIBIO, Inc. was formed as a Nevada corporation on February 2, 2005, and has commenced research operations. Our principal executive offices are located 3990 Warren Way, Reno, NV 89509. Our telephone number is (778)859-3185. Our operations office in China is located at 125 Kaixuan Rd, Changning District, Shanghai, China.

DESCRIPTION OF BUSINESS

Overview

UNIBIO, Inc. was formed as a Nevada corporation on February 2, 2005. Our principal executive offices are located at 3990 Warren Way, Reno, NV 89509. Our telephone number is (778)859-3185. Our operations office in China is located at 125 Kaixuan Rd, Changning District, Shanghai, China.

We are in the business of developing a technology for confining the proliferation of genetically modified crops by eliminating their viable seeds and/or pollen. Our molecular biotechnology uses a two-component system for confining the spread of genetically modified crops, such as rice, corn, canola, soybean, and others. We are still working on developing this technology and are currently undergoing DNA testing. Although the methods we are establishing should apply to all crops, we have not yet field tested our technology or demonstrated its effectiveness on any crops. Thus, it is our belief, still yet unproven, that this technology can be used for limiting the production of certain types of seeds and/or pollen and making such nonviable. If effective, our technology will work in stems and leaves and actually prevent plants from seeding or pollinating.

This technology is expected to offer a number of advantages. First, we believe our technology will have a broad range of acceptance for those bio-agricultural companies that are in the business of gene-enhancement research. There exists the possibility of the novel industrial or pharmaceutical molecules produced in genetically modified plants, or components derived from them, contaminating the environment and food chains. If genes from modified crops flow from cultivated crops into the wild, they have the potential to turn wild populations into aggressive weeds. This process is known as gene contamination. With our technology, we believe the potential gene contamination from crops and molecules that they produce will be effectively isolated and contained. Since our proposed technology is expected to confine the spread of genetically modified crops, it may also mitigate some environmental and regulatory concerns regarding the spread of certain types of field crops.

Second, developers are concerned about securing the Intellectual Property derived from genetically altered crops. Farmers usually get the transgenic plant seeds from the plants purchased the season prior. In certain instances, developers want to prevent seed reproduction in their altered crops that would otherwise get into the hands of farmers free of charge.

We are a development stage company and have not generated any sales to date. We are in the initial stages of developing our core technology, have very limited cash resources and are in need of substantial additional capital to execute our business plan. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

Our principal executive offices are located at 3990 Warren Way, Reno, NV 89509 and our telephone number is (778) 859-3185. Our operation office is located at 125 Kaixuan Rd., Changning District, Shanghai, China.

Background

Transgenic Processes

From early times, farmers have altered the genetic makeup of the crops they grow. Corn breeders, in particular, have tried numerous strategies to develop a better harvest. Today, corn products are the result of decades of self-pollination followed by cross-pollination to produce vigorous hybrid plants.

Although the process in ancient times consisted of human selection for features such as faster growth, larger seeds or sweeter fruits, new understandings in genetics have revolutionized the makeup of crops. In the late 1920s, researchers discovered that they could speed genetic evolution by artificially “mutating” plants. In order to induce mutation, plants were exposed to a variety of elements, including gamma rays and certain chemicals like sodium azide and ethyl methanesulphonate.

More recent methods of altering a crop’s genetic makeup are found in transgenic technologies. A transgenic plant contains artificially inserted genes outside of the normal pollination process. A “transgene,” as they are called, may come from an unrelated plant, or from an entirely separate species of plant. The principal technique for the genetic modification of plants is based on the natural processes of bacterium known as “Agrobacterium tumefaciens.” This bacterium contains a plasmid (a circular piece of DNA) that integrates into the plant's genome. By the 1980s, biotechnology had reached the point where it was possible to insert additional genes of interest into this bacterium and thus transfer those genes into plants.

This process is commonly used to create transgenic crop plants for agricultural purposes. A transgenic plant may provide enhanced features such as stronger tolerance to inflicting elements, higher yield, and resistance to pests and insecticides.

Concerns Raised By Transgenic Processes

There are 2 serious concerns raised with the use of transgenic technologies pertinent to our business. First, there exists the possibility of the novel industrial or pharmaceutical molecules produced in such plants, or components derived from them, contaminating the environment and food chains. If transgenes flow from cultivated crops into wild, they have the potential to turn wild populations into aggressive weeds. This process is known as gene contamination. This potential contamination has prompted detailed consideration of how such crops and the molecules that they produce can be effectively isolated and contained. Since transgenes can spread fast, the goal is to develop strategies to prevent their initial escape.

The need for gene confinement technology is illustrated in a recent lawsuit in Canada. Organic farmers in Saskatchewan, Canada recently launched a class-action lawsuit against Monsanto Co. and Aventis CropScience, biotech companies that sell herbicide-resistant transgenetic canola widely grown in Canada, arguing the companies should be liable for the contamination caused by its transgenetic genes. The claim states that when Monsanto and Aventis introduced their GE canola’s they knew, or ought to have known, that the genetically engineered canola would spread and contaminate the environment. The claim alleges that loss of canola as an organic crop has robbed organic farmers of a high-paying and growing market.

Second, developers are concerned about securing the Intellectual Property derived from genetically altered crops. Farmers usually get the transgenic plant seeds from the plants purchased the season prior. In certain instances, developers want to prevent seed reproduction in their altered crops that would otherwise get into the hands of farmers free of charge.

In China, transgenic technologies appear to be widely and aggressively used, but we are not aware of any biotech companies conducting commercial research of genetic confinement. If we can commercialize our genetic confinement technologies at an acceptable price, we expect to achieve success in the Chinese bio-agricultural market.

We are not aware of any government regulations including any Chinese governmental regulations on our business. We believe that we will not be required to obtain government approval of our intended products or services.

Our Core Theory

Our containment technology consists of two key features:

The first key feature of the containment technology is using the combination of two components to activate the expression of the target gene. The activation plant contains selected yeast transcription factors1 under the control of selected promoters.2 The target plant contains the target gene and its upstream activation sequence (UAS3). When these two plants cross pollinate with each other, two components combine genetically, resulting in the activation of the foreign protein. Under the control of a selected plant promoter,2 its upstream activation sequence (UAS3) controls the expression of the foreign protein.

These components, when combined genetically, result in the activation of the foreign gene(s). The system is effective in species of plants that can be readily cross-pollinated on a large scale. An ultra-high level of expression of the IPP (industrial or pharmaceutical products) in seed can be achieved because seed germination and normal plant development are neither required nor desired in this system. The use of direct promoter: gene fusions may limit the level of IPPgene expression because negative phenotypic effects occur when foreign genes are expressed at extremely high levels, making it difficult to breed and propagate the plants.

Transcription factors1: Specific DNA sequences that turn genes function on or off by controlling gene expression.
Promoter2: A region of DNA to which RNA polymerase binds before initiating the transcription of DNA into RNA.
UAS3: Specific DNA sequence required for initiation of transcription at the promoter.

A second key feature of the containment technology is that the target proteins are produced only in the production field. This is achieved because the sequence of a target gene is expressed only after crossing with the activation sequence. The target plants that contain the IPP-producing gene are male sterile, and thus, no pollen is produced by plants that express the novel target proteins. Only the activation plantline produces pollen, and so, any pollen that leaves the production field expresses only the yeast transcription factor, which is commonly found in the food chain, and not the target protein. To further contain the system, a plant gene such as LEAFY COTYLEDON2 (LEC2), a transcription factor from Arabidopsis that causes abnormal embryo development when expressed during monocot (seed has one primary food or nutrition storage compartment and therefore will sprout as a single leaf) embryo development, is added to inhibit the germination or normal seed development of the seed that produces the novel protein. Thus, the misimpression of a plant gene to inhibit germination commonly found in the food chain, effectively renders the plants or seeds sterile or inviable, and provides an environmentally safe way of eliminating the transmission of IPP-encoding target genes to subsequent generations. Marker genes can also be added to help distinguish the production plant from the conventional crop. Such markers could include genes that result in the production of colored products that are not normally found in the commercial crop or could be more exotic forms of readily identifiable markers.

Our two-component system offers several technical advantages. These include the modularity and control offered in tissue and temporal specificity, which are determined by the choice of promoters used in the activation line. One or more promoters may be used to modulate the time, and tissues, and levels of in which the production of the target protein is produced. In addition, the expression of multiple genes in the target production line is driven by the same promoters. Because the gene or genes of interest are under the control of one UAS, the promoter that controls the transcription factor will modulate the level of expression and the temporal and tissue specificity of the expression of all of the introduced genes. A key benefit of the two-component system is that the level of gene expression that is achieved is at least 2 to 5-fold greater than that resulting from direct fusions. The transcription level of individual target genes can also be modulated by their copy number and by the number of UAS elements within the complex of genes being expressed. Promoters can be easily exchanged and different numbers and types of target genes can be added as needed. When standard promoter fusions are used, entirely new target constructs must be made if the expression level or tissue specificity is inadequate or incorrect. The modularity and flexibility of using the two component system could not be achieved through standard direct promoter:gene fusion. The level of IPP expression can be further modulated by adding or changing the promoters that drive the yeast transcription factor.

Research and Development

Our Chief Technology Officer and one of our directors, Dr. Jianhua Xue, has conducted numerous experiments of key importance that will form the basis of our proposed gene containment system. Dr. Xue has been a long time researcher of gene contamination and has been diligently researching and testing numerous ways of preventing gene contamination. At this time, he has concluded that the two-component system is the most efficient way of preventing gene contamination. Notwithstanding his conclusions at this point, we will continue to explore new avenues into the problems associated with gene contamination.

Our research and development of the next 12 months consists of the following:

1. Identify plant genes that cause sterility or lethality that could interfere with development of reproduction or seed formation and/or germination.

2. Identify genes that cause Cleistogamy- (self-pollination and fertilization as with flowers unopened)

3. Identify Temporal and tissue-specific promoters

4. Test the gene expression level using various Transcription Factors and optimize the expression of individual genes.

5. Test the gene expression level using various promoters and optimize the expression of the individual genes.

Our experiments require Arabidopsis (a kind of plant which has a short life cycle, easy transformation methods and high efficiency for testing), standard molecular biology lab equipment, plant materials, special confocal microscopes, plant growth chambers, a green house, a digital camera, computers, etc. The time frame for each experiment includes plant transformation (generation T0) and 2nd and 3rd generation (T1, T2) and homozygous plant confirmation, and phenotype recording.

As at December 31, 2005 we have not spent any money on research and development. Much of the work in this area has been provided by Dr. Xue free of charge. Our projected research and development expenses will be around $20,000 in 2005, $25,000 in 2006, $30,000 in 2007 and $40,000 in 2008. Currently, we have two employees dedicated to research and development. Because of the specialized nature of the core theory, our two employees have Ph.D. and Master degrees. We believe that new and timely development of products and technologies are important to our competitive position in the market and intend to continue to invest in research and development activities.

Present stage of development

Our Chief Technology Officer and one of our directors, Jianhua Xue, has conducted numerous experiments of key components that will form the basis of our proposed gene containment system. However, we have not yet completed the development of our gene containment system, which we expect may be commercially available in early to mid 2007.

To remain competitive in the gene containment industry, we must continue to develop highly effective and efficient key components. Our current technologies are based on the initial research activities conducted by Jianhua Xue. The costs associated with our research and development activities are not borne by customers since we will not have any customers, if we do at all, until the completion of the marketing and development of our gene containment system. We will either raise more funds from investors or borrow from existing directors to cover our projected research and development expenses.

Key Success Factors

Strategic

Our goal is for our proposed gene containment system to become a leading gene containment system in the market. In order to achieve our goal, we intend to increase awareness of our products with potential customers, such as biotech institutions. We intend to do this by engaging in the following:

à
Attending Biotech Trade Meetings, Promotional Events and Conferences: We plan to attend a number of events attended by biotech institutions in order to further expose our products. These events will include biotech trade meetings and promotional events which are attended by biotech institutions and related seminars and conferences.

à
Developing Direct Marketing Programs to Attract Small to Medium Sized Biotech Institutions: In addition to attending the foregoing conferences and seminars, we intend to market directly to smaller biotech institutions. Due to the extreme fragmentation of the biotech industry, we will seek to contact biotech companies initially in Mainland China. Our marketing will include conducting seminars, and the use of online and traditional advertising media such as newspapers and trade publications.

à
Promoting through Internet-Based and Traditional Media Advertising: We intend to use Internet-based and traditional media to promote our technology and products directly to biotech institutions. We believe that by increasing our consumer base we will attract biotech institutions to use our proposed gene containment system.

We intend to develop a network of qualified representatives who will understand how our proposed gene containment system will improve biotech products. Initially, we hope to include at least one professional in each special trade area. We will build our network through a direct marketing program and through word of mouth. To ensure that our customers receive high quality products, we will implement a follow-up program to seek feedback from all biotech institutions purchasing our proposed gene containment system.

Our anticipated costs to implement the strategy for the next 12 months are estimated as follows:

à	travel - $4,000.00

à	marketing - $2,000.00

à	research and development - $18,000.00-$28,000

We intend to obtain funds to cover these costs by private equity fundraising or shareholder's loans. We anticipate that the Company will start to receive revenues by sale or license of our proposed gene containment system to biotech companies by late 2007,.This may occur sooner as we have already had numerous experiments of key components of our proposed gene containment system and have already started to talk with a few biotech companies seeking their interest in our products.

Skilled Management Team

We intend to expand our current management to retain skilled directors, officers and employees with experience relevant to our business focus. Our current management team is highly skilled in technical areas such as researching and developing our technologies, but not as skilled in areas such as marketing and business management. Obtaining the assistance of individuals with in-depth knowledge of operations, technology and markets will allow us to build market share more effectively.

Competition

We are not aware of any Chinese biotech companies that are marketing a gene containment technology, nor are we aware of any companies that are exploring research and development of gene containment technology for commercial use. We only discuss technical competition from US based companies, but these technologies are being developed with very high budget, we believe Chinese Agri-research companies generally can’t afford. In this situation, we actually don’t face any direct competition at this moment.

In general, the biotechnology and gene regulation industry is characterized by intense competition. Our competitors include major biotechnology companies, many of which have financial, technical and marketing resources significantly greater than ours. In addition, many biotechnology companies have formed collaborations with large, established companies to support research, development of products that may be competitive with ours. Academic institutions, governmental agencies and other public and private research organizations are also conducting research activities. There can be no assurance that developments by others will not render our products obsolete or uncompetitive, that we will be able to keep pace with new product developments or that our products will be able to supplant established products and methodologies in the areas that are targeted by us. The foregoing factors could have a material adverse affect on our business, financial condition and results of operations.

Our competition will be determined in part by the potential indications for which our technology is developed. Our competition is also guided by forces inherent in the agricultural market, which tends to offer early entrants a competitive advantage relative to later entrants. Accordingly, the speed with which we or our potential corporate partners can develop products, complete the plant trials and supply the products to the market are expected to be important competitive factors. Our competitive position will also depend on our ability to attract and retain qualified scientific and business personnel, conduct effective research, develop and implement marketing plans, obtain patent protection and secure adequate capital resources. We expect our technology to compete primarily on the basis of efficacy, safety, convenience, reliability and value.

The technologies we are currently using for gene containment development are commonly used in biology research and are open to the public. There are no patents, trademarks and/or copyrights protection for the technologies we are in research of and we are not aware of anyone having any proprietary rights to these technologies. We believe that the containment technology developed by us should be protected. In order to protect our products we plan to apply for patent protection and/or copyright protection in US, China and other jurisdictions, and will require purchasers of our products to enter into non-disclosure agreements with us.

The following chart consists of technologies that our competitors are in research of:

Technique	Advantages	Disadvantages	Status
Male Sterility- interference of development of reproductive structures.
Prevents gene flow through out-crossing and volunteer seeds. Relatively well developed. Field tests indicate low incidence of sympatry and mixed stands extinct in three years. High levels of transgene expression and no evidence for gene silencing or position effects.
Pollination occurs before flower opens, theoretically preventing out-crossing.

Techniques to export proteins are not yet available. Foreign proteins have not been targeted for glycosylation. Genes to modify floral design not readily available, In practice, introgression occurs despite self-pollination.
Not yet demonstrated in biotech crops.
Maternal inheritance - chloroplast transformation.	Prevents out-crossing. Several tapetum-specific promoters available.	Crop needs to be propagated by cross-pollination from non-biotech crop or by artificial seeds. Potential for volunteer seed dispersal.	Demonstrated in tobacco and commercialized in glufosinate-tolerant rapeseed.
Seed sterility - interference of seed formation and/or germination.	Controls both out-crossing and volunteer seed dispersal.	If transgene is silenced, introgression will occur. All linked genes should segregate together.	Technology has not been demonstrated in the field.
Cleistogamy- self-pollination and fertilization with flowers unopened.	Pollination occurs before flower opens, theoretically preventing out-crossing.	Genes to modify floral design not readily available, In practice, introgression occurs despite self-pollination.	Not yet demonstrated in biotech crops.
Apomixis- seeds of vegetative origin.	Controls both out-crossing and volunteer seed dispersal. Hybrid traits can be fixed.	Only known in a few crops. Genes not yet available.	Not yet demonstrated in biotech crops.
Incompatible genomes- biotech line with genomes incompatible of interspecific hybridization with weeds.	Prevents recombination after pollination.	May not be applicable to crops that exhibit homologous recombination. Crops will not produce seeds unless propagated with compatible plants.	Not yet demonstrated in biotech crops.
Temporal and tissue-specific control via inducible promoters- chemically inducible promoter.	Genes either activated only when product is necessary or excised before flowering.	If chemical treatment fails to penetrate plant tissues, residual levels of transgene may be present in pollen or seed that could be out-crossed.	Not yet demonstrated in biotech crops.

Biotech mitigation- reduced fitness of weeds that have acquired transgenes.	Neutral for crops, but harmful for weeds that have acquired transgene.	Does not address gene flow between crops and may force wild relatives to extinction.	Not yet demonstrated in biotech crops

Marketing Plan

Our directors have developed business contacts through their past and current employment in the biotech industry in China and Japan and have developed an intimate understanding of business practices and customs in these areas. They intend on actively promoting interest in gene containment among their business contacts in the biotech industry. In addition, we intend to promote our proposed gene containment through traditional advertising and promotional media, such as newspaper and trade publications, and advanced media, such as targeted electronic mail, internet banner advertising and internet webpage links, to effect maximum exposure and penetration in the biotech marketplace. We also anticipate joining some biotech conferences to introduce our proposed gene containment and services to biotech institutions.

Brand Equity

We selected the name of our company to attempt to establish our brand name.

Advertising

We intend to develop our website as the primary medium to promote our proposed gene containment system. We also intend to market our proposed gene containment system by placing banner advertising on the home pages of relevant biotech or botany websites.

We intend to produce promotional material for direct marketing. However, if we are unable to complete the development of our gene containment system, or if we are unable to sell gene proposed our containment system sufficiently, for any reason, we may go out of business.

We will be dependent on resellers and distributors for the sale of our proposed gene containment system. Currently we have no distribution or reseller agreements to distribute and/or bundle our proposed gene containment system and we may never acquire any.

Even if we are able to arrange contracts for the resale and distribution of our proposed products, we may not be able to deliver any products to the resellers or distributors in a timely manner and these companies may not be able to sell our products in volumes anticipated by us.

Legal

We have not obtained any copyrights, patents or trademarks in respect of our proposed gene containment system, which is currently undergoing research and development. We intend to obtain all necessary copyrights, patents or trademarks, as applicable, in the United States and China, when we are in a financial position to do so. We have not entered into any licensing, franchise, concession or royalty agreements in respect of our proposed gene containment system. At present, we have non-disclosure agreements with our employees to protect our technology.

Employees

Our President Mr. Dianxiang Wu, and our Vice President Dr. Jianhua Xue, are the only employees of the company. They handle all of the responsibilities in the area of corporate administration, business development and research.

Government Regulation and Supervision

We are subject to the laws and regulations of those jurisdictions in which we plan to sell or license our containment technology that are generally applicable to operate a business, such as business license requirements, income taxes and payroll taxes. In general, the sale or licensing of our proposed gene containment system in China is not subject to special regulatory and/or supervisory requirements.

PLAN OF OPERATION

Since we have only recently begun development of our gene containment system and have not generated any revenue, our independent auditors have issued an opinion about our ability to continue as a going concern in connection with our audited financial statements for the period from our inception on February 2, 2005 to November 30, 2005. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated minimal revenues and no revenues are anticipated unless and until we complete the development and marketing of our proposed gene containment system. Accordingly, we must raise cash from sources other than the sale of our products. Our only other source for cash at this time is equity investments by others in our company. Our accumulated deficit is $10,039 as of November 30, 2005. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors".

Our primary objective in the next twelve months will be to complete development of our proposed gene containment technology, establish our marketing plan, commence an advertising campaign for our proposed technology, and employ our first sales force for direct sales of our proposed products in China.

Since our incorporation on February 2, 2005, we have taken active steps to implement our business plan. In March of 2005, we began the development of our proposed gene containment system. Our Chief Technology Officer and one of our directors, Jianhua Xue, has completed several experiments of key components that will form the basis of our proposed gene containment system.

We anticipate that, in time, the primary source of revenues for our business model will be the license fees paid by business enterprises for the use of our proposed gene containment system. We anticipate that we will negotiate with each of our future customers individually and we will charge our future customers depending on the applications required and the size of the user group. We also anticipate that we may receive compensation for professional services such as customized design and development of our proposed gene containment system. Currently, we do not have any customers as our gene containment system is not yet fully developed.

We plan to continue to invest resources to enhance our core technology that will further the marketability of our products.

We plan to establish customer and partner relationships in China once our proposed gene containment system is fully developed. We expect that the international market for our proposed gene containment system will grow, and we intend to expand our presence in strategic international markets in response. To address a potential global opportunity, we may hire sales, service and support personnel locally to establish new relationships with biotech companies abroad.

The following sets out the timeline of our proposed operations:

1.	Develop a demonstration of our proposed gene containment system by late 2006 to early 2007. This will allow users to see the results of the gene containment technology and determine its effectiveness.

2.
Develop the complete and commercial version of our proposed gene containment system by early to mid 2007. This will be the completed version of gene containment system, which will be marketed to potential customers in China. Commence an advertising campaign for our proposed gene containment system following its development.

3.	Commence development of prospects for customized gene containment system based on our gene containment technology by late 2007.

Furthermore, in our management’s opinion, we can expect to incur the following expenses to fund our plan of operation for the next twelve months:

•  Audit fee, which consists primarily of accounting and auditing fees for the year end audit. We estimate that our audit fees for the next twelve month will be approximately $3,000;

•  Bank charges, which consist primarily of charges by our bank for processing transactions through our checking account. We estimate that our bank charges for the next twelve months will be approximately $100;

•  Legal and organizational fees, which consist primarily of legal fees paid by us regarding securities advice and organizing the company. We estimate that our legal and organizational fees for the next twelve months will be approximately $15,000 to $20,000; and

•  Other operating expenses, which consist primarily of the expenses incurred for further development of our proposed gene containment system; for the advertising campaign for our proposed gene containment system; and for development of prospects for third party applications for our proposed containment system and other administrative expenses. We estimate that our other operating expenses for the next twelve months will be approximately $30,000.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment. We will lease server space needed for hosting our website.

Liquidity and Capital Resources

As of November 30, 2005, we had $39,961 in cash. We anticipate that our total operating expenses will be approximately $48,000 to $58,000 for the next twelve months. In the opinion of our management, available funds will probably satisfy our working capital requirements up to late 2005. If we have not completed the development of our proposed gene containment system and have not generated revenues from sales of our proposed gene containment system after its completion, we anticipate that we may need to raise additional capital to continue our operations. If we do not raise additional capital when needed, we may be forced to abandon the development of our proposed gene containment system. Such additional capital may be raised through public or private financing as well as borrowing and other sources. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected.

Personnel

Mr. Wu and Mr. Xue are currently working about 10 to 20 hours per week to meet our needs. As demand requires, Mr. Wu, Mr. Xue will devote additional time. We currently have no other employees.

DESCRIPTION OF PROPERTY

We own no real property.  We have office space at 3990 Warren Way, Reno, NV 89509. These facilities are provided to us at no charge by our director, Ms. Dianxiang Wu. Since December 2004, we have also used office space located in Shanghai, China. These facilities are provided to us at no charge by our director, Mr. Jianhua Xue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

à	Any of our directors or officers;

à	Any person proposed as a nominee for election as a director;

à	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

à	Any of our promoters;

à	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-eight (38) holders of record of our common stock.

Rule 144 Shares

A total of 900,000 shares of our common stock will be available for resale to the public after August 20, 2006, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 20,000 shares as of the date of this prospectus, or;

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 55% of the total shares that may be sold pursuant to Rule 144 after August 20, 2006.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission after effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Compensation was paid to our executive officers and directors as follows:
Summary Compensation Table.
		Annual Compensation			Long Term Compensation(1)		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(2)	Securities Under Options/ SAR's Granted	Re- stricted Shares or Restricted Share Units	LTIP Pay- outs	All Other Compen- sation
Dianxiang Wu President (Principal Executive Officer),	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Jianhua Xue Director and Chief Technology Officer	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil

We have not entered into any employment agreement or consulting agreement with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the period ended November 30, 2005.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following Financial Statements pertaining to UNIBIO are filed as part of this Prospectus:

UNIBIO INC.

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

November 30, 2005

(Stated in US Dollars)

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
of Unibio Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Unbio, Inc. (A Development Stage Company) as of November 30, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from February 2, 2005 (Date of Inception) to November 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from February 2, 2005 (Date of Inception) to November 30, 2005 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has losses from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Dale Matheson Carr-Hilton LaBonte”

CHARTERED ACCOUNTANTS

Vancouver, Canada
January 3, 2006

UNIBIO INC.
(A Development Stage Company)
BALANCE SHEET
(Stated in US Dollars)

November 30 2005
ASSETS

Current
Cash	$25,961
Prepaid expenses	14,000

Total current assets	39,961

Total assets	$39,961

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$5,000

Total current liabilities	5,000

Stockholders' equity
Common stock (Note 5)
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
2,000,000 common shares	2,000
Additional paid-in capital	38,000
Donated capital (Note 5)	5,000
Deficit accumulated during the development stage	(10,039)

Total stockholders’ equity	34,961

Total liabilities and stockholders’ equity	$39,961

The accompanying notes are an integral part of these financial statements

UNIBIO INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
(Stated in US Dollars)

February 2, 2005 (Date of Inception) to November 30, 2005
ADMINISTRATION EXPENSES
Bank charges and interest	$39
Office and general	5,000
Professional fees	5,000

Loss for the period	$(10,039)

Basic loss per share	$(0.02)

Weighted average number of shares outstanding shares outstanding	610,778

The accompanying notes are an integral part of these financial statements

UNIBIO INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Stated in US Dollars)

	Common Stock		Additional Paid-in Capital	Donated Capital	Deficit Accumulated During the Development Stage	Total
	Number	Amount

Balance, February 2, 2005 (date of inception)	-	$-	$-	$-	$-	$-

Common stock issued for cash at $0.02 per share, August 20, 2005	2,000,000	2,000	38,000	-	-	40,000

Donated services	-	-	-	5,000	-	5,000

Loss for the period	-	-	-	-	(10,039)	(10,039)

Balance, November 30, 2005	2,000,000	$2,000	$38,000	$5,000	$(10,039)	$(34,961)

The accompanying notes are an integral part of these financial statements

UNIBIO INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Stated in US Dollars)

February 2, 2005 (Date of Inception) to November 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$(10,039)

Adjustments to reconcile net loss to net cash used by operating activities
Donated services	5,000
Increase in prepaid expenses	(14,000)
Increase in accounts payable and accrued liabilities	5,000

Net cash used in operating activities	(14,039)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	40,000

Net cash provided by financing activities	40,000

Increase in cash during the period	25,961

Cash beginning of period	-

Cash end of period	$25,961

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements

UNIBIO INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Stated in US Dollars)
NOVEMBER 30, 2005

1.     NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on February 2, 2005. The Company’s fiscal year end is November 30. The Company is in the initial start-up phase of its business of developing biotech products in China. The Company is considered to be a development stage company as it has not generated revenues from operations.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of November 30, 2005, the Company has a working capital of $34,961, has not yet achieved profitable operations and has accumulated a deficit of $10,039 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

2.     SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

Development Stage Company

The Company is in the development stage. Since its formation, the Company has not yet realized any revenues from its planned operations. The Company ’s business plan is to develop biotech products in China

Financial Instruments

The carrying value of the Company's financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

UNIBIO INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Stated in US Dollars)
NOVEMBER 30, 2005

2.     SIGNIFICANT ACOUNTING POLICIES (cont’d…)

Income Taxes

The Company has adopted SFAS No. 109 - "Accounting for Income Taxes". SFAS No. 109, requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2005, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

Stock-based Compensation

In December 2002, the Financial Accounting Standards Board (“FASB”) issued Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (“SFAS No. 148”), an amendment of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. As the Company has not granted any stock options no pro-forma disclosure has been provided.

The Company has elected to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model. In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

UNIBIO INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Stated in US Dollars)
NOVEMBER 30, 2005

2.     SIGNIFICANT ACOUNTING POLICIES (cont’d…)

Stock-based Compensation (cont’d…)

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18 (“EITF 96-18”). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the FASB Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 (“FIN 44”), which provides guidance as to certain applications of APB 25.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact which the adoption of this standard will have on the Company’s financial condition or results of operations, should the Company grant stock options in the future.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets”, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”) SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

3.     COMMON STOCK

On August 20, 2005, the Company issued 2,000,000 shares of common stock at a price of $0.02 per share for total proceeds of $40,000 of which 1,100,000 were issued to directors.

 Common shares
The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

Additional paid-in capital
The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

UNIBIO INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Stated in US Dollars)
NOVEMBER 30, 2005

4. INCOME TAXES

At November 30, 2005, the Company has accumulated non-capital losses totaling $10,039, which are available to reduce taxable income in future taxation years. These losses expire beginning 2025. The potential benefit of those losses, if any, has not been recorded in the financial statements.

A reconciliation of income taxes at statutory rates with the reported taxes follows:

2005

Loss before income taxes	$(10,039)

Expected income tax recovery	$3,413
Unrecognized benefit of operation loss carryforwards	(3,413)

Income tax benefit	$-

The following table summarizes the significant components of the Company’s deferred tax assets:

2005
Deferred Tax Assets
Non-capital losses carryforward	$3,413
Valuation allowance for deferred tax asset	(3,413)

$-

5.     RELATED PARTY TRANSACTION

The Company records transactions of commercial substance with related parties at fair value as determined with management. During the period ended November 30, 2005, the Company recognized donated services of $5,000 to directors of the Company for administrative services and rent of office premises, valued at $500 per month.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington DC 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24  Indemnification of Directors and Officers.

Nevada corporation law provides that:

à
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

à
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

à
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

On the subject of indemnification, our Bylaws provide as follows:

Section 1. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a) Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

(b) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Nevada General Corporation Law.

(c) Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada General Corporation Law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the Nevada General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of UNIBIO under Nevada law or otherwise, UNIBIO has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by UNIBIO for expenses incurred or paid by a director, officer or controlling person of UNIBIO in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, UNIBIO will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 25  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$2.28
Printing and engraving expenses	$1,000(1)
Accounting fees and expenses	$7,000(1)
Legal fees and expenses	$13,000(1)
Transfer agent and registrar fees	$1,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$1,000(1)
Total	$23,002.28

(1) We have estimated these amounts

Item 26  Recent Sales of Unregistered Securities - Last Three Years.

On August 20, 2005, we accepted subscription agreements for sale of shares our common stock, having a par value of $0.001 per share, at the offering price of $0.02 per share for gross offering proceeds of $44,500, in offshore transactions pursuant to Regulation S of the Securities Act. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27  Exhibits.

The following Exhibits are filed with this Prospectus:

	Exhibit Number	Description
*	3.1	Our Articles of Incorporation dated February 2, 2005.
*	3.2	Bylaws.
*	5.1	Opinion of Cane Clark, LLP regarding the legality of the securities being registered and consent for use.
	23.1	Consent of DALE MATHESON CARR-HILTON LABONTE, Chartered Accountants.
	24.1	Power of Attorney (contained on the signature pages of this registration statement).

                    * previously filed on Form SB-2 dated February 7, 2006.

Item 28  Undertakings.

The undersigned Company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of UNIBIO pursuant to the foregoing provisions, or otherwise, UNIBIO has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by UNIBIO of expenses incurred or paid by a director, officer or controlling person of UNIBIO in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, UNIBIO will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, Nevada on February 15, 2006.

UNIBIO, INC.

a Nevada corporation

/s/ Dianxiang Wu
By: Dianxiang Wu, President, CEO and Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dianxiang Wu as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures	Date
/s/ Dianxiang Wu
Dianxiang Wu, Treasurer (Principal Accounting Officer), Principal Financial Officer and Director	February 15, 2006
/s/ Jianhua Xue
Jianhua Xue, Vice President and Director	February 15, 2006